UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2007

Avery Dennison Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard, Pasadena, California		91103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-304-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2007, Avery Dennison Corporation (the "Company") entered into a revolving credit agreement ("Credit Facility") with five domestic and foreign banks for a total commitment of $1.35 billion, expiring June 11, 2008. Financing available under this agreement is permitted to be used for working capital, commercial paper back-up and other general corporate purposes, including acquisitions. The Credit Facility generally bears interest at an annual rate of, at the Company’s option, either (i) between LIBOR plus 0.205% and LIBOR plus 0.425%, or (ii) the higher of (A) the prime rate plus between 0% and 0.50% or (B) the federal funds rate plus 0.50% plus between 0% and 0.50%, in each case depending upon the Company’s utilization ratio and the rating of the Company’s long-term senior unsecured debt at the time of borrowing.

The fee for committed funds under the Credit Facility ranges from an annual rate of 0.045% to 0.075% depending on the rating of the Company’s long-term senior unsecured debt. The Company expects to use the Credit Facility to back-up commercial paper issued to fund the acquisition described under Item 2.01 Completion of Acquisition or Disposition of Assets herein, and for other general corporate uses. The Credit Facility is subject to customary financial covenants, including a leverage ratio and an interest coverage ratio.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 15, 2007, the Company completed its previously announced acquisition of Paxar Corporation, a New York corporation ("Paxar"), pursuant to the Agreement and Plan of Merger, dated as of March 22, 2007 (the "Merger Agreement"), by and among the Company, Alpha Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Avery Dennison ("Merger Sub"), and Paxar (the "Acquisition"). Pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.10, of Paxar ("Paxar Common Stock") (other than shares owned by the Company, Merger Sub or Paxar) was converted into the right to receive $30.50 in cash, resulting in aggregate purchase price of approximately $1.3 billion. The other terms of the acquisition are set forth in The Merger Agreement, which was previously filed by the Company on the Current Report Form 8-K dated March 22, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the completion of the Acquisition referenced above under Item 2.01 Completion of Acquisition or Disposition of Assets, the Company incurred borrowings of approximately $1.3 billion under its existing commercial paper program.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.
To be filed by amendment to this Form 8-K not later than August 29, 2007.

(b) Pro forma financial information.
To be filed by amendment to this Form 8-K not later than August 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avery Dennison Corporation

June 15, 2007	By:	Daniel R. O'Bryant

Name: Daniel R. O'Bryant
Title: Title: Executive Vice President, Finance, and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Merger Agreement (incorporated by reference from the registrant's Current Report on Form 8-K dated March 22, 2007)
99.1	News Release dated June 15, 2007.